AMENDMENT NO. 2 TO
                           THE DECLARATION OF TRUST


     AMENDMENT NO. 2 to the Declaration of Trust dated October 30, 1996 made at

Nashua, New Hampshire as of this 26th day of October, 1998.

     WHEREAS,  Section 10.4 of the  Declaration of Trust dated October 30, 1996

(the  "Declaration")  of Merrimac Master Portfolio (the "Trust")  provides that the  Declaration  may be amended at any time by an instrument in writing signed by a majority  of  Trustees  of the Trust  without  the vote of the  Holders of interest in the Trust so long as such  amendment  does not affect the rights of such Holders to vote on the items enumerated in Section 10.4;

     WHEREAS,  Section 6.1 of the  Declaration  of the Trust  provides that the

Trustees  of the Trust may  authorize  the  establishment  and  designation  of additional Series of interests in the Trust; and

     WHEREAS,  the  Trustees  desire  to  establish  an  additional  Series  of

Interests to be identified as "Merrimac Treasury Plus Portfolio."

     NOW, THEREFORE, the Trustees hereby state that:

     1. Section 6.2 of the Declaration and all other appropriate  references in the  Declaration  are  amended  to  designate  and  establish  a new  Series of

Interests (in addition to the Merrimac Cash Portfolio and the Merrimac Treasury

Portfolio  heretofore  established  and  designed)  to be known as the Merrimac

Treasury Plus Portfolio, effective as of this date, such new Series to have the relative rights and preferences set forth in Article VI of the Declaration.

     2. Schedule A of the Declaration,  as heretofore in effect,  is amended to read as follows:

                                  SCHEDULE A
                           MERRIMAC MASTER PORTFOLIO
                                    SERIES

                            Merrimac Cash Portfolio
                          Merrimac Treasury Portfolio
                       Merrimac Treasury Plus Portfolio




     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal for themselves and their assigns, as of this 26th day of October, 1998.


                      /s/ Edward F. Hines, Jr.
     --------------------------------------------------
                                 Edward F. Hines, Jr.



                      /s/ Francis J. Gaul, Jr.
     --------------------------------------------------
                          Francis J. Gaul, Jr.


                      /s/ Thomas E. Sinton
     --------------------------------------------------
                                 Thomas E. Sinton



                     /s/ Kevin J. Sheehan
     --------------------------------------------------
                                 Kevin J. Sheehan